                                 April 30, 2007

NovaStar Mortgage, Inc.
NovaStar Certificates Financing LLC
NovaStar Certificates Financing Corporation
8140 Ward Parkway, Suite 300
Kansas City, Missouri 64114

     Re:  Master Repurchase Agreement Waiver

     Reference  is  made to  that  certain  Master  Repurchase  Agreement  (2007
Servicing Rights) dated as of April 25, 2007 (the "Servicing Rights Agreement"),
among Wachovia Bank, N.A., as Buyer,  Wachovia  Capital Markets,  LLC, as Agent,
NovaStar Mortgage,  Inc., as a Seller, and NovaStar  Financial,  Inc.,  NovaStar
Mortgage,  Inc.,  HomeView  Lending,  Inc.  and  NFI  Holding  Corporation,   as
Guarantors  and  that  certain  Master   Repurchase   Agreement  (2007  Residual
Securities) dated as of April 18, 2007 (the "Residual Securities  Agreement" and
together with the Servicing Rights Agreement, the "Agreements"),  among Wachovia
Investment  Holdings,  LLC, as Buyer,  Wachovia Capital Markets,  LLC, as Agent,
NovaStar Mortgage,  Inc., as a Seller, NovaStar Certificates Financing LLC, as a
Seller,  NovaStar Certificates Financing  Corporation,  as a Seller and NovaStar
Financial, Inc., NovaStar Mortgage, Inc., HomeView Lending, Inc. and NFI Holding
Corporation,  as  Guarantors.  Capitalized  terms  used in this  letter  without definition have the meanings ascribed to them in the Agreements.

     Each Buyer hereby gives consent for NovaStar  Financial Inc. to declare and pay dividends on its 8.90% Series C Cumulative  Redeemable  Preferred  Stock and
the Trust Preferred  Securities for the quarter ended June 30, 2007. The payment of such  dividends  shall not  constitute  a breach of Section  13(u)  under the
Servicing  Rights  Agreement  or Section  13(t)  under the  Residual  Securities
Agreement and each Buyer hereby waives any event of default that would otherwise arise as a result of the payment of such dividends  under the  Agreements.  Each
Seller  acknowledges  that after giving effect to the payment of such dividends, it will continue to be in compliance  with all financial  covenants set forth in the Agreements.

     Except as expressly set forth herein, this letter shall not, by implication or otherwise,  limit,  impair,  constitute a waiver of, or otherwise  affect the rights and  remedies  of the Buyer  under the  Agreements,  and shall not alter, modify,  amend or in any way affect any of the terms,  conditions,  obligations, covenants or agreements contained in the Agreements, all of which shall continue in full force and effect.  For the avoidance of doubt, any future dividends must be expressly approved by the Buyers in writing.

                                       Very truly yours,

                                       Wachovia Bank, N.A.,
                                                as Buyer

                                       By:        /s/ Andrew W. Riebe
                                          --------------------------------------
                                       Name:        Andrew W. Riebe
                                       Title:       Director

                                       Wachovia Investment Holdings, LLC,
                                                as Buyer

                                       By:        /s/ Justin Zakocs
                                          --------------------------------------
                                       Name:        Justin Zakocs
                                       Title:       Vice President

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